                                                                    EXHIBIT 15.1

                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


INSpire Insurance Solutions, Inc.
300 Burnett Street
Fort Worth, Texas


     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed financial information of INSpire Insurance Solutions, Inc. for the periods ended March 31, 1998 and 1997, as indicated in our report dated April 17, 1998; because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which is included in this Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, is incorporated by reference in Registration Statement No. 333-36271 on Form S-8.

     We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, as amended, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
May 14, 1998